Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

vVARDIS Holding AG

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A ordinary shares, par value CHF 0.006 per share ("Class A Ordinary Shares") issuable pursuant to share options outstanding under the vVARDIS Holding AG 2024 Share Option Plan (the "2024 Option Plan")	(1)	Other	163,010	$0.01	$1,630.10	0.000087	$0.14
Equity	Class A Ordinary Shares issuable pursuant to share options outstanding under the vVARDIS Holding AG 2025 Share Option Plan (the "2025 Option Plan")	(2)	Other	22,497	0.01	224.97	0.000087	0.02
Equity	Class A Ordinary Shares reserved for issuance under the vVARDIS Holding AG 2024 Equity Incentive Plan (the "2024 Equity Incentive Plan")	(3)	Other	1,540,539	18.00	27,729,702.00	0.000087	2,412.48
Equity	Class A Ordinary Shares reserved for issuance under the vVARDIS Holding AG 2026 Equity Incentive Plan (the "2026 Equity Incentive Plan")	(4)	Other	2,500,000	$18.00	$45,000,000.00	0.0000870	$3,915.00

Total Offering Amounts:						$72,731,557.07		6,327.64
Total Fee Offsets:								0.00
Net Fee Due:								$6,327.64

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Offering Note(s)

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional Class A Ordinary Shares that become issuable under the 2024 Option Plan by reason of any share dividend, share split, recapitalization or other similar transaction affecting the Class A Ordinary Shares.

Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price of the share options outstanding under the 2024 Option Plan, based on an exchange rate on November 12, 2026 of CHF 1=USD 1.20 as published in the Wall Street Journal on November 12, 2026.

Rounded up to the nearest cent.
(2)	Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional Class A Ordinary Shares that become issuable under the 2025 Option Plan by reason of any share dividend, share split, recapitalization or other similar transaction affecting the Class A Ordinary Shares.

Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price of the share options outstanding under the 2025 Option Plan, based on an exchange rate on November 12, 2026 of CHF 1=USD 1.20 as published in the Wall Street Journal on November 12, 2026.

Rounded up to the nearest cent.
(3)	Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional Class A Ordinary Shares that become issuable under the 2024 Equity Incentive Plan by reason of any share dividend, share split, recapitalization or other similar transaction affecting the Class A Ordinary Shares.

Estimated in accordance with Rule 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the price per share of the Registrant’s initial public offering.

Rounded up to the nearest cent.
(4)	Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional Class A Ordinary Shares that become issuable under the 2026 Equity Incentive Plan by reason of any share dividend, share split, recapitalization or other similar transaction affecting the Class A Ordinary Shares.

Estimated in accordance with Rule 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the price per share of the Registrant’s initial public offering.

Rounded up to the nearest cent.